Exhibit 23.2 — Consent of BDO USA, P.C.

Consent of Independent Registered Public Accounting Firm

U.S. Global Investors, Inc.

San Antonio, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 033-33012 and 333-25699) of U.S. Global Investors, Inc., of our report dated September 1, 2022, except for the impact of the restatement described in Note 3, as to which the date is May 19, 2023, which appears in this Form 10-K.

/s/ BDO USA, P.C. (formerly BDO USA, LLP)

BDO USA, P.C. (formerly BDO USA, LLP)

Dallas, Texas

November 16, 2023